                             ARTHUR ANDERSEN LLP



                                                                  EXHIBIT 15





                LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION


We are aware that Comcast Corporation has incorporated by reference in this registration statement the Jones Intercable, Inc. Form 10-Q's for the quarters ended March 31, and June 30, 1999, which include our reports covering the unaudited interim financial statements contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of this registration statement or reports prepared or certified by our firm within the meaning of Section 7 and 11 of the Securities Act of 1933.



                                        /s/ Arthur Andersen LLP


Denver, Colorado,
August 20, 1999